                                                                EXHIBIT 2

                               LOAN AGREEMENT

                                BY AND AMONG

                            LACLEDE GAS COMPANY,

                           THE BANKS PARTY HERETO

                                     AND

                       U.S. BANK NATIONAL ASSOCIATION,
                           AS ADMINISTRATIVE AGENT




                             SEPTEMBER 16, 2002



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
                                                 TABLE OF CONTENTS

SECTION 1.  DEFINITIONS...........................................................................................1
         1.01     Definitions.....................................................................................1


SECTION 2.  THE LOANS.............................................................................................6
         2.01     Revolving Credit Commitments....................................................................6
         2.02     Method of Borrowing.............................................................................8
         2.03     Notes..........................................................................................10
         2.04     Duration of Interest Periods and Selection of Interest Rates...................................10
         2.05     Interest Rates.................................................................................10
         2.06     Computation of Interest........................................................................11
         2.07     Fees...........................................................................................11
         2.08     Prepayments....................................................................................12
         2.09     General Provisions as to Payments..............................................................12
         2.10     Funding Losses.................................................................................12
         2.11     Basis for Determining Interest Rate Inadequate or Unfair.......................................12
         2.12     Illegality.....................................................................................13
         2.13     Increased Cost.................................................................................13
         2.14     Prime Loans Substituted for Affected LIBOR Loans...............................................14
         2.15     Capital Adequacy...............................................................................14
         2.16     Survival of Indemnities........................................................................14
         2.17     Discretion of Banks as to Manner of Funding....................................................14
         2.18     Sharing of Payments............................................................................14
         2.19     Substitution of Bank...........................................................................15
         2.20     Taxes..........................................................................................15


SECTION 3.  PRECONDITIONS TO LOANS...............................................................................16
         3.01     Initial Loans..................................................................................16
         3.02     All Loans......................................................................................17


SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................17
         4.01     Corporate Existence and Power..................................................................17
         4.02     Corporate Authorization........................................................................18
         4.03     Binding Effect.................................................................................18
         4.04     Financial Statements...........................................................................18
         4.05     Compliance With Other Instruments; None Burdensome.............................................18
         4.06     Regulation U...................................................................................19
         4.07     Investment Company Act of 1940; Public Utility Holding Company Act of 1935.....................19
         4.08     No Default.....................................................................................19


SECTION 5.  COVENANTS............................................................................................19
         5.01     Covenants of Borrower..........................................................................19
         5.02     Use of Proceeds................................................................................20

SECTION 6.  EVENTS OF DEFAULT....................................................................................21


SECTION 7.  ADMINISTRATIVE AGENT.................................................................................22
         7.01     Appointment....................................................................................22
         7.02     Powers.........................................................................................22


                                      1

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         7.03     General Immunity...............................................................................23
         7.04     No Responsibility for Loans, Recitals, etc.....................................................23
         7.05     Right to Indemnity.............................................................................23
         7.06     Action Upon Instructions of Required Banks.....................................................23
         7.07     Employment of Agents and Counsel...............................................................24
         7.08     Reliance on Documents; Counsel.................................................................24
         7.09     May Treat Payee as Owner.......................................................................24
         7.10     Administrative Agent's Reimbursement...........................................................24
         7.11     Rights as a Bank...............................................................................24
         7.12     Independent Credit Decision....................................................................25
         7.13     Resignation of Administrative Agent............................................................25
         7.14     Delivery of Documents..........................................................................25
         7.15     Duration of Agency.............................................................................25


SECTION 8.  GENERAL..............................................................................................25
         8.01     No Waiver......................................................................................25
         8.02     Right of Set-Off...............................................................................26
         8.03     Cost and Expenses..............................................................................26
         8.04     General Indemnity..............................................................................26
         8.05     Notices........................................................................................27
         8.06     Consent to Jurisdiction; Waiver of Jury Trial..................................................27
         8.07     Governing Law..................................................................................27
         8.08     Amendments and Waivers.........................................................................27
         8.09     References; Headings for Convenience...........................................................28
         8.10     Successors and Assigns.........................................................................28
         8.11     NO ORAL AGREEMENTS; ENTIRE AGREEMENT...........................................................29
         8.12     Severability...................................................................................30
         8.13     Counterparts...................................................................................30
         8.14     Confidentiality................................................................................30
         8.15     Subsidiary Reference...........................................................................30
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                                     2

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                               LOAN AGREEMENT
                               --------------

         THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 16th day of September, 2002, by and among LACLEDE GAS COMPANY, a Missouri corporation ("Borrower"), the Banks from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent for the Banks.

                                 WITNESSETH:
                                 ----------

         WHEREAS, Borrower has applied for a revolving credit facility from the Banks in the aggregate principal amount of up to $215,000,000.00; and

         WHEREAS, the Banks are willing to make said revolving credit facility available to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Banks and the Administrative Agent hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS.
-----------------------

         1.01     Definitions. In addition to the terms defined elsewhere in
                  -----------
this Agreement or in any Exhibit or Schedule hereto, when used in this
Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         Adjusted Prime Rate shall mean the Prime Rate plus the Applicable
         -------------------                           ----
Prime Margin. The Adjusted Prime Rate shall be adjusted automatically on and as of the effective date of any change in the Prime Rate and/or the
Applicable Prime Margin.

         Administrative Agent shall mean U.S. Bank National Association in
         --------------------
its capacity as administrative agent for the Banks under this Agreement and certain of the other Transaction Documents and its successors in such capacity.

         Affected Bank shall have the meaning ascribed thereto in Section
         -------------
2.19.

         Applicable LIBOR Margin shall mean (a) 0.625% per annum for any day
         -----------------------
on which the Usage is equal to or less than 33-1/3% and (b) 0.75% per annum for any day on which the Usage exceeds 33-1/3%.

         Applicable Prime Margin shall mean (a) 0.00% per annum for any day
         -----------------------
on which the Usage is equal to or less than 33-1/3% and (b) 0.125% per annum for any day on which the Usage exceeds 33-1/3%.

         Approving Bank(s) shall have the meaning ascribed thereto in
         -----------------
Section 2.01(e).

         Assignee shall have the meaning ascribed thereto in Section
         --------
8.10(c).

         Bank shall mean each bank from time to time party to this Agreement
         ----
and its successors and permitted assigns; and Banks shall mean all of the
                                              -----
Banks.




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

         Borrower's Obligations shall mean any and all present and future
         ----------------------
indebtedness (principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrower to the Administrative
Agent and/or any Bank evidenced by or arising under or in respect of this
Agreement, any Note and/or any other Transaction Document.

         Capitalized Lease shall mean any lease of property, whether real
         -----------------
and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

         Capitalized Lease Obligations of any Person shall mean, as of the
         -----------------------------
date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

         Consolidated Capitalization shall mean, as of the date of any
         ---------------------------
determination thereof, the sum of Consolidated Debt as of such day plus
                                                                   ----
Consolidated Net Worth as of such day, all determined on a consolidated basis and in accordance with GAAP.

         Consolidated Capitalization Ratio shall mean, as of the date of any
         ---------------------------------
determination thereof, the ratio (expressed as a percentage) of Consolidated
Debt as of such day to Consolidated Capitalization as of such day, all determined on a consolidated basis and in accordance with GAAP.

         Consolidated Debt shall mean, as of the date of any determination
         -----------------
thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

         Consolidated Net Worth shall mean, as of the date of any
         ----------------------
determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) of Borrower and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings
----     -----
of Borrower and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

         Debt of any Person shall mean, as of the date of determination
         ----
thereof, the sum of (a) all indebtedness, liabilities and/or obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of property (other than unsecured trade accounts payable incurred in the ordinary course of business) plus (b)
                                                                    ----
all Capitalized Lease Obligations of such Person plus (c) the aggregate
                                                 ----
undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all Guarantees by such
                                           ----
Person of Debt of others.

         Default shall mean any event or condition the occurrence of which
         -------
would, with the lapse of time or the giving of notice or both, become an
Event of Default.

         Domestic Business Day shall mean any day except a Saturday, Sunday
         ---------------------
or legal holiday observed by the Administrative Agent or any Bank.

         Eurodollar Business Day shall mean any Domestic Business Day on
         -----------------------
which commercial banks are open for international business (including dealings in dollar deposits) in London.

         Event of Default shall have the meaning ascribed thereto in Section
         ----------------
6.

         Fed Funds Rate shall mean, for any day, the rate per annum (rounded
         --------------
upward, if necessary, to the nearest 1/10,000 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business
Day next



                                     2

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

succeeding such day; provided that (i) if such day is not a Domestic
Business Day, the Fed Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Fed Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined in good faith by the Administrative Agent.

         GAAP shall mean, at any time, generally accepted accounting
         ----
principles at such time in the United States.

         Granting Bank shall have the meaning ascribed thereto in Section
         -------------
8.10(e).

         Guarantee by any Person shall mean any obligation (other than
         ---------
endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this
Agreement, a Guarantee in respect of any Debt shall be deemed to be Debt equal to the then outstanding principal amount of such Debt which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a
                                                ---------
verb shall have a correlative meaning.

         Interest Period shall mean with respect to each LIBOR Loan:
         ---------------

                  (a) initially, the period commencing on the date of such Loan and ending 7 days or 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and each Bank), as Borrower may elect in the applicable Notice of Borrowing; and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending 7 days or 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and each Bank), as Borrower may elect pursuant to Section 2.04(a);

         provided that:

                  (c) subject to clauses (d) and (e) below, any Interest
         Period which would otherwise end on a day which is not a Eurodollar
         Business Day shall be extended to the next succeeding Eurodollar
         Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (d) subject to clause (e) below, any Interest Period
         (other than an Interest Period of 7 days) which begins on the last
         Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar
         Business Day of a calendar month; and

                  (e) no Interest Period may extend beyond the last day of the Revolving Credit Period.


                                     3

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         LIBOR Base Rate shall mean, with respect to the applicable Interest
         ---------------
Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average
(rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to U.S. Bank in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by U.S. Bank in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2)
Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

         LIBOR Index Rate shall mean, with respect to the applicable
         ----------------
Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg
Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by U.S. Bank.

         LIBOR Loan shall mean any Loan bearing interest based on the LIBOR
         ----------
Rate.

         LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate
         ----------
divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b)
                                                                  ----
the Applicable LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable LIBOR Margin and/or the LIBOR Reserve Percentage.

         LIBOR Reserve Percentage shall mean for any day that percentage
         ------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by
The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not any Bank has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute
Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to any Bank. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         Loan and Loans shall have the meanings ascribed thereto in Section
         ----     -----
2.01(a).

         Material Adverse Effect shall mean (a) a material adverse effect on
         -----------------------
the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of Borrower's ability to perform any of its obligations under this Agreement, any Note and/or any other Transaction
Document or (c) material impairment of the enforceability of the rights of, or benefits available to, the Administrative Agent or any Bank under this
Agreement, any Note and/or any other Transaction Document.

         Notes shall have the meaning ascribed thereto in Section 2.03(a).
         -----

         Notice of Borrowing shall have the meaning ascribed thereto in
         -------------------
Section 2.02.

         Participant shall have the meaning ascribed thereto in Section
         -----------
8.10(b).

         Person shall mean any individual, sole proprietorship, partnership,
         ------
joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, other entity of any

                                     4

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

kind or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         Prime Loan shall mean any Loan bearing interest based on the
         ----------
Adjusted Prime Rate.

         Prime Rate shall mean the interest rate announced from time to time
         ----------
by U.S. Bank as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate"
is a reference rate and does not necessarily represent the lowest or best rate offered by U.S. Bank or any Bank to its customers.

         Pro Rata Share shall mean for the item at issue, with respect to
         --------------
each Bank, a fraction (expressed as a percentage), the numerator of which is the portion of such item owned or held by such Bank and the denominator of which is the total amount of such item owned or held by all of the Banks.
For example, (a) if the amount of the Revolving Credit Commitment of a Bank is $1,000,000.00 and the total amount of the Revolving Credit Commitments of all of the Banks is $5,000,000.00, such Bank's Pro Rata Share of the
Revolving Credit Commitments would be 20% and (b) if the original principal amount of a Loan is $5,000,000.00 and the portion of such Loan made by one
Bank is $500,000.00, such Bank's Pro Rata Share of such Loan would be 10%.
As of the date of this Agreement, the Pro Rata Shares of the Banks with respect to the Revolving Credit Commitments and the Loans are as set forth on Schedule 1.01 attached hereto and incorporated herein by reference.
   -------------

         Purchasing Bank and Purchasing Banks shall have the respective
         ---------------     ----------------
meanings ascribed thereto in Section 2.19.

         Regulation D shall mean Regulation D of the Board of Governors of
         ------------
the Federal Reserve System, as amended.

         Regulatory Change shall have the meaning ascribed thereto in
         -----------------
Section 2.12.

         Required Banks shall mean at any time Banks having at least 51% of
         --------------
the aggregate amount of Loans then outstanding or, if no Loans are then outstanding, at least 51% of the total Revolving Credit Commitments of all of the Banks.

         Revolving Credit Commitment shall mean, subject to (a) any
         ---------------------------
reduction of the Revolving Credit Commitments pursuant to Section 2.01(c),
(b) any increase in the Revolving Credit Commitments pursuant to Section
2.01(d) and (c) assignments of the Revolving Credit Commitments by the Banks to the extent permitted by Section 8.10, with respect to each Bank the amount set forth opposite such Bank's name on Schedule 1.01 attached hereto
                                              -------------
and incorporated herein by reference.

         Revolving Credit Extension Request shall have the meaning ascribed
         ----------------------------------
thereto in Section 2.01(e).

         Revolving Credit Period shall have the meaning ascribed thereto in
         -----------------------
Section 2.01(e).

         SPC shall have the meaning ascribed thereto in Section 8.10(e).
         ---

         Subsidiary shall mean any corporation or other entity of which more
         ----------
than 50% of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Borrower and/or any Subsidiary.

         Transaction Documents shall mean this Agreement, the Notes and any
         ---------------------
and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Administrative Agent or any Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any of the other Borrower's Obligations, and executed by or on behalf of Borrower,


                                     5

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all as the same may from time to time be amended, modified, extended, renewed or restated.

         U.S. Bank shall mean U.S. Bank National Association, in its
         ---------
individual corporate capacity as a Bank hereunder and not as the
Administrative Agent hereunder.

         Usage shall mean, for any date, the percentage equivalent of a
         -----
fraction, the numerator of which is the aggregate principal amount of Loans outstanding on such date and the denominator of which is the aggregate amount of the Revolving Credit Commitments on such date; provided that if for any reason any Loans remain outstanding following the termination of the
Revolving Credit Commitments, Usage will be deemed to be more than 33-1/3%.

SECTION 2.  THE LOANS.
---------------------

         2.01     Revolving Credit Commitments.
                  ----------------------------

         (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, each Bank severally agrees to make such loans to Borrower (individually, a "Loan" and collectively, the "Loans") as Borrower may from time to time request pursuant to Section 2.02.
Each Loan under this Section 2.01(a) which is a Prime Loan shall be for an aggregate principal amount of at least $50,000.00 or any larger multiple of $10,000.00. Each Loan under this Section 2.01(a) which is a LIBOR Loan shall be for an aggregate principal amount of at least $2,500,000.00 or any larger multiple of $500,000.00. The aggregate principal amount of Loans which each Bank shall be required to have outstanding under this Agreement as of any date shall not exceed the amount of such Bank's Revolving Credit Commitment;
provided, however, that in no event shall (i) the aggregate principal amount of all Loans outstanding as of any date exceed the total Revolving Credit
Commitments of all of the Banks as of such date or (ii) the aggregate principal amount of all outstanding Loans made by any Bank exceed such Bank's Pro Rata Share of the aggregate principal amount of all outstanding
Loans. Each Loan under this Section 2.01 shall be made from the several
Banks ratably in proportion to their respective Pro Rata Shares. Within the foregoing limits, Borrower may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow at any time during the Revolving Credit
Period under this Section 2.01(a). All Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Administrative Agent and/or any Bank with respect thereto, shall be due and payable on the last day of the Revolving Credit Period. The failure of any Bank to make any Loan required under this Agreement shall not release any other Bank from its obligation to make Loans as provided herein.

         (b) If the total Revolving Credit Commitments of all of the Banks on any date should be less than the aggregate principal amount of Loans outstanding on such date, whether as a result of Borrower's election to decrease the amount of the Revolving Credit Commitments of the Banks pursuant to Section 2.01(c) or otherwise, Borrower shall be automatically required (without demand or notice of any kind by the Administrative Agent or any Bank, all of which are hereby expressly waived by Borrower) to immediately repay the Loans in an amount sufficient to reduce the aggregate principal amount of outstanding Loans to an amount equal to or less than the total Revolving Credit Commitments of all of the Banks.

         (c) Borrower may, upon one (1) Domestic Business Days' prior written notice to the Administrative Agent and each Bank, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Pro Rata Shares by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00 the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the aggregate principal amount of outstanding Loans, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $50,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall


                                     6

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

have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

         (d) So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon not less than thirty (30) days' prior written notice to the Administrative Agent to increase the amount of the total Revolving Credit Commitments; provided that:

                  (i) no Bank shall have any obligation to increase its Revolving Credit Commitment;

                  (ii) Borrower shall only be permitted to request such an increase on three (3) separate occasions;

                  (iii) each such requested increase shall be in a minimum principal amount of $5,000,000.00;

                  (iv) in no event shall the Revolving Credit Commitments be increased to an aggregate amount greater than $250,000,000.00;

                  (v) contemporaneously with requesting each such increase, Borrower certifies to the Administrative Agent and each Bank in writing that immediately before and immediately after giving effect to such increase (A) Borrower is in compliance with all of the terms, provisions, covenants and conditions contained in this Agreement and the other Transaction Documents and (B) no Default or Event of Default has occurred and is continuing;

                  (vi)   any increase in the Revolving Credit Commitments
         which is accomplished by increasing the Revolving Credit Commitment of any Bank or Banks who are at the time of such increase party to this Agreement (which Bank or Banks shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (A) this Agreement will be amended by Borrower, the
         Administrative Agent and those Bank(s) whose Revolving Credit
         Commitment(s) is or are being increased (but without any
         requirement that the consent of any other Bank be obtained) to reflect the revised Revolving Credit Commitments of each Bank, (B)
         the Administrative Agent will deliver an updated Schedule 1.01 to
                                                          -------------
         Borrower and each Bank reflecting the revised Revolving Credit
         Commitments and Pro Rata Shares of each Bank, (C) the outstanding
         Loans will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro Rata Shares
         (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and Borrower shall pay any and all costs required pursuant to Section 2.10 in connection with such
         reallocation as if such reallocation were a repayment) and (D)
         Borrower will deliver new Note(s) to the Bank or Banks whose
         Revolving Credit Commitment(s) is or are being increased reflecting the revised Revolving Credit Commitments of such Bank(s);

                  (vii)  any increase in the Revolving Credit Commitments
         which is accomplished by addition of a new Bank under this
         Agreement shall be accomplished as follows: (A) such new Bank shall be subject to the consent of the Administrative Agent and Borrower, which consent shall not be unreasonably withheld, (B) this
         Agreement will be amended by Borrower, the Administrative Agent and such new Bank (but without any requirement that the consent of any other Bank be obtained) to reflect the addition of such new Bank as a Bank hereunder, (C) the Administrative Agent will deliver an updated Schedule 1.01 to Borrower and each Bank reflecting the
                 -------------
         revised Revolving Credit Commitments and Pro Rata Shares of each
         Bank, (D) the outstanding Loans will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro Rata Shares (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and
         Borrower shall pay any and all costs required pursuant to Section
         2.10 in connection with such reallocation as if such


                                     7


         reallocation were a repayment) and (E) Borrower will deliver a Note to such new Bank; and

                  (viii) notwithstanding anything to the contrary contained in this Agreement, upon any termination or reduction of the Revolving Credit Commitments by Borrower pursuant to Section 2.01(c), Borrower shall no longer have the option to request an increase in the Revolving Credit Commitments pursuant to this
         Section 2.01(d).

         (e) The Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending September 15, 2003; provided, however, that the Revolving Credit Period may be extended successively as provided in this Section 2.01(e). Borrower may successively request within each of the time periods hereinafter set forth a three hundred sixty-four (364) day extension of the Revolving Credit Period. Borrower shall deliver any such request (each, a "Revolving Credit Extension Request") to the Administrative Agent on a date which is not more than sixty (60) days and not less than forty-five (45) days before the last day of the then current Revolving Credit Period and the Agent shall promptly forward such request to each Bank. Each Bank shall have the right, as to its Revolving Credit Commitment, in its sole and absolute discretion, to approve or disapprove the requested extension of the Revolving Credit Period. Each Bank shall, no later than the date which is fifteen (15) days before the last day of the then current Revolving Credit Period, notify the Administrative Agent in writing whether such Bank will extend the Revolving Credit Period with respect to its Revolving Credit Commitment as requested by Borrower in the applicable Revolving Credit Extension Request and any Bank which fails to notify the Administrative Agent of its decision within such time period will be deemed to have elected to not approve such Revolving Credit Extension Request. The Administrative Agent shall promptly notify Borrower and each Bank of the responses received by the Administrative Agent from each Bank with respect to each Revolving Credit Extension Request. In the event that Banks holding 50% or more of the total Revolving Credit Commitments elect not to approve a Revolving Credit Extension Request, the Revolving Credit Period as to each Bank (and the Revolving Credit Commitment of each Bank) shall terminate on the last day of the then current Revolving Credit Period. In the event Banks holding more than 50% of the total Revolving Credit Commitments elect to approve a Revolving Credit Extension Request (each Bank so electing to approve such Revolving Credit Extension Request referred to herein as an "Approving Bank"), the Revolving Credit Period as to each Approving Bank and the Revolving Credit Commitment of each Approving Bank shall, effective as of the last day of the then current Revolving Credit Period and subject to all of the terms and conditions of this Agreement, be extended to the date which is three hundred sixty four (364) days after the last day of the then current Revolving Credit Period. From and after the first day of any such extension of the Revolving Credit Period, any reference to "Revolving Credit Commitments" shall refer only to the Revolving Credit Commitments of the Approving Banks. The Revolving Credit Commitment of any Bank which is not an Approving Bank shall terminate on the last day of the then current Revolving Credit Period (without giving effect to any extension thereof not approved by such Bank) and all Revolving Credit Loans made by such Bank, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to such Bank with respect thereto, shall be due and payable on the last day of the current Revolving Credit Period (without giving effect to any extension thereof not approved by such Bank). Any Bank which does not approve a Revolving Credit Extension Request shall not be allowed to approve any subsequent Revolving Credit Extension Request.

         2.02     Method of Borrowing.
                  -------------------

         (a) Borrower shall give notice (a "Notice of Borrowing") to the Administrative Agent by 10:00 a.m. (Central time) on the Domestic Business Day of each Prime Loan to be made to Borrower, and by 10:00 a.m. (Central time) at least three (3) Eurodollar Business Days before each LIBOR Loan to be made to Borrower, specifying:

                  (i) the date of such Loan, which shall be a Domestic Business Day during the Revolving Credit Period in the case of a Prime Loan and a Eurodollar Business Day during the Revolving Credit Period in the case of a LIBOR Loan;

                  (ii)  the aggregate principal amount of such Loan;

                  (iii) whether such Loan is to be a Prime Loan or a LIBOR Loan; and

                  (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing given to it, the Administrative Agent shall notify each Bank by 11:00 a.m. (Central time) on the date of receipt of such Notice of Borrowing by the Administrative Agent (which must be a Domestic Business Day) of the contents thereof and of such Bank's Pro Rata Share of such Loan. A Notice of Borrowing shall not be revocable by Borrower.

         (c) Not later than 1:00 p.m. (Central time) on the date of each Loan, each Bank shall (except as provided in subsection (d) of this Section) make available its Pro Rata Share of such Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Administrative Agent at its address specified in or pursuant to Section 8.05. Unless the Administrative Agent determines that any applicable condition specified in
Section 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to Borrower immediately thereafter at the Administrative Agent's aforesaid address by crediting such funds to a demand deposit account of Borrower at U.S. Bank specified by Borrower (or such other account mutually agreed upon in writing between the Administrative Agent and Borrower). The Administrative Agent shall not be required to make any amount available to Borrower hereunder except to the extent the Administrative Agent shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Administrative Agent shall have been notified by a Bank prior to the time a Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such Pro Rata Share available to the Administrative Agent prior to such time, and the Administrative Agent may in reliance upon such assumption make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to Borrower, the Administrative Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period from and including the date such amount was made available to Borrower to but excluding the date the Administrative Agent recovers such amount from such Bank at a rate per annum equal to the Fed Funds Rate.

         (d) If any Bank makes a new Loan to Borrower under this Agreement on a day on which Borrower is required to or has elected to repay all or any part of an outstanding Loan to Borrower from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c) of this Section, or remitted by Borrower to the Administrative Agent as provided in Section 2.09, as the case may be.

         (e) Borrower hereby irrevocably authorizes the Administrative Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule 2.02 attached hereto (or any other individual from time
          -------------
to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Administrative Agent) with respect to any request to make a Loan or a repayment hereunder, and on any signature which the Administrative Agent believes to be genuine, and Borrower shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. Borrower also hereby agrees to defend and indemnify the Administrative Agent and each Bank and hold the Administrative Agent and each Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses

(including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments under this Agreement.

         2.03     Notes.
                  -----

         (a) The Loans of each Bank to Borrower shall be evidenced by a Revolving Credit Note of Borrower payable to the order of such Bank in a principal amount equal to the amount of such Bank's Revolving Credit Commitment, each of which Revolving Credit Notes shall be in substantially the form of Exhibit A attached hereto and incorporated herein by reference
            ---------
(with appropriate insertions) (collectively, as the same may from time to time be amended, modified, extended, renewed, restated or replaced (including, without limitation, any Revolving Credit Note issued in full or partial replacement of an existing Revolving Credit Note as a result of an assignment by a Bank), the "Notes").

         (b) Each Bank shall record in its books and records the date, amount, type and Interest Period (if any) of each Loan made by it to Borrower and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Loan made by a Bank to Borrower under this Agreement shall be absolute and unconditional, notwithstanding any failure of such Bank to make any such recordation or any mistake by such Bank in connection with any such recordation. The books and records of each Bank showing the account between such Bank and Borrower shall be conclusive evidence of the items set forth therein in the absence of manifest error.

         2.04     Duration of Interest Periods and Selection of Interest Rates.
                  ------------------------------------------------------------

         (a) The duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (i) in the case of any Prime Loan, to elect that such Prime Loan become a LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any LIBOR Loan, to elect that such LIBOR Loan become a Prime Loan), by giving notice of such election to the Administrative Agent by 10:00 a.m. (Central time) on the Domestic Business Day of, in the case of the election of the Adjusted Prime Rate, and by 10:00 a.m. (Central time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Administrative Agent and the Banks under Section 6 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan. Upon receipt of any such notice given by Borrower to the Administrative Agent under this Section 2.04, the Administrative Agent shall notify each Bank by 11:00 a.m. (Central time) on the date of receipt of such notice (which must be a Domestic Business Day) of the contents thereof. If the Administrative Agent does not receive a notice of election for a Loan pursuant to this Section 2.04(a) within the applicable time limits specified herein, Borrower shall be deemed to have elected to pay such Loan in whole pursuant to Section 2.09 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Loan on such date as a Prime Loan.

         (b) Borrower may not have outstanding and the Banks shall not be obligated to make more than eight (8) LIBOR Loans at any one time.

         2.05     Interest Rates.
                  --------------

         (a) So long as no Event of Default under this Agreement has occurred and is continuing, each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Prime Loan is made until it becomes due, at a rate per annum equal to the Adjusted Prime Rate.

So long as any Event of Default under this Agreement has occurred and is continuing, each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Prime Loan is made until it becomes due, at a rate per annum equal to 2% over and above the Adjusted Prime Rate. Such interest shall be payable monthly in arrears on the last day of each month commencing on the first such date after such Prime Loan is made, and at the maturity of the Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2% over and above the Adjusted Prime Rate.

         (b) So long as no Event of Default under this Agreement has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default under this Agreement has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to 2% over and above the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to 2% over and above the higher of
(i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the Adjusted Prime Rate.

         (c) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.

         2.06     Computation of Interest. Interest on Prime Loans hereunder
                  -----------------------
shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

         2.07     Fees.
                  ----

         (a) From and including the date of this Agreement to but excluding the last day of the Revolving Credit Period, Borrower shall pay to the Administrative Agent for the account of each Bank a nonrefundable facility fee on the Revolving Credit Commitment of such Bank at the rate of 0.125% per annum. Said facility fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period commencing September 30, 2002, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

         (b) Borrower hereby agrees to pay the Administrative Agent for the account of the Banks certain upfront fees in the amounts and on the dates set forth in a letter from Borrower to the Administrative Agent and the Banks dated the date of this Agreement, as the same may from time to time be amended, modified, extended, renewed or restated.

         (c) Borrower hereby agrees to pay the Administrative Agent for its own account certain fees in the amounts and on the dates set forth in a letter agreement between Borrower and the Administrative Agent dated August 5, 2002, as the same may from time to time be amended, modified, extended, renewed or restated.

         2.08     Prepayments.
                  -----------

         (a) Borrower may, upon notice to the Administrative Agent specifying that it is paying the Prime Loans, pay without penalty or premium the Prime Loans in whole at any time or in part from time to time, by paying the principal amount to be paid. Each such optional payment shall be applied to pay the Prime Loans of the several Banks in proportion to their respective Pro Rata Shares.

         (b) Borrower may, upon at least three (3) Eurodollar Business Day's notice to the Administrative Agent specifying that it is paying the LIBOR Loans, pay the LIBOR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $2,500,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.10; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $2,500,000.00. Each such optional payment shall be applied to pay the LIBOR Loans of the several Banks in proportion to their respective Pro Rata Shares.

         (c) Upon receipt of a notice of payment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower.

         2.09     General Provisions as to Payments. Borrower shall make each
                  ---------------------------------
payment of principal of, and interest on, the Loans and of fees and all other amounts payable by Borrower under this Agreement, not later than 12:00 noon (Central time) on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Federal or other funds immediately available in St. Louis, Missouri, to the Administrative Agent at its address referred to in Section 8.05. All payments received by the Administrative Agent after 12:00 noon (Central time) shall be deemed to have been received by the Administrative Agent on the next succeeding Domestic Business Day. The Administrative Agent will distribute to each Bank in immediately available funds its Pro Rata Share of each such payment received by the Administrative Agent for the account of the Banks by 2:00 p.m. (Central time) on the day of receipt of such payment by the Administrative Agent if such payment is received by the Administrative Agent from Borrower by 12:00 noon (Central time) on such day or by 12:00 noon (Central time) on the next succeeding Domestic Business Day if such payment is received by the Administrative Agent from Borrower after 12:00 noon (Central time) on such day. Any such payment owed by the Administrative Agent to any Bank which is not paid within the applicable time period shall bear interest until paid (payable by the Administrative Agent) at the Fed Funds Rate. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

         2.10     Funding Losses. Notwithstanding any provision contained in
                  --------------
this Agreement to the contrary, (a) if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 2 or 6 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given by Borrower to the Administrative Agent in accordance with Section 2.02, 2.04, 2.08 or otherwise, Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties but excluding any loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate setting forth in reasonable detail the calculation of the amount of such losses and expenses, which calculation shall be conclusive in the absence of manifest error.

         2.11     Basis for Determining Interest Rate Inadequate or Unfair.
                  --------------------------------------------------------
If with respect to any Interest Period:

                  (a) deposits in U.S. Dollars (in the applicable amounts) are not being offered to any

         Bank in the relevant market for such Interest Period, or

                  (b) any Bank determines in good faith that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to such Bank of maintaining or funding the LIBOR Loans for such Interest Period, such Bank shall forthwith give notice thereof to the Administrative Agent and Borrower which notice shall set forth in detail the basis for such notice, whereupon until such Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such suspension no longer exist, (i) the LIBOR Rate shall not be available to Borrower as an interest rate option on any Loans made by such Bank and (ii) all of the then outstanding LIBOR Loans made by such Bank shall automatically convert to Prime Loans on the last day of the then current Interest Period applicable to each such LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion.

         2.12     Illegality. If, after the date of this Agreement, the
                  ----------
adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change") shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower, such Bank shall forthwith give notice thereof to the Administrative Agent and Borrower. Upon receipt of such notice, Borrower shall convert all of its then outstanding LIBOR Loans from such Bank on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under
Section 2.10.

         2.13     Increased Cost.
                  --------------

         (a)      If (i) Regulation D or (ii) a Regulatory Change:

                  (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank impose, modify or deem applicable any other condition affecting such Bank's LIBOR Loans, such Bank's Note or such Bank's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by such Bank to the Administrative Agent and Borrower, which notice shall set forth such Bank's supporting calculations and the details of the Regulatory Change, Borrower shall pay such Bank, as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, the Banks may use any reasonable averaging and attribution methods.

         (b) If any Bank demands compensation under Section 2.13(a) above, Borrower may at any time, upon at least three (3) Eurodollar Business Day's prior notice to such Bank, convert its then outstanding LIBOR Loans to Prime Loans in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under
Section 2.10 and this Section 2.13.

         2.14     Prime Loans Substituted for Affected LIBOR Loans. If notice
                  ------------------------------------------------
has been given by a Bank pursuant to Sections 2.11 or 2.12 or by Borrower pursuant to Section 2.13 requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Prime Loans. Such Bank shall promptly notify the Administrative Agent and Borrower if and when the circumstances giving rise to such repayment no longer apply.

         2.15     Capital Adequacy. If, after the date of this Agreement, any
                  ----------------
Bank shall have determined in good faith that a Regulatory Change has occurred which has or will have the effect of reducing the rate of return on such Bank's capital in respect of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such reduction. All determinations made in good faith by such Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

         2.16     Survival of Indemnities. All indemnities and all provisions
                  -----------------------
relating to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to the Loans, including, without limitation, Sections 2.10, 2.13 and 2.15 hereof, shall survive the payment of the Notes and the other Borrower's Obligations and the expiration or termination of this Agreement. Notwithstanding the foregoing, if any Bank fails to notify Borrower of any event which would entitle such Bank to compensation pursuant to Sections 2.10, 2.13 and/or 2.15 hereof within one hundred eighty (180) days after such Bank obtains knowledge of such event, then such Bank shall not be entitled to any compensation from Borrower for any loss, expense, increased cost and/or reduction of return arising from such event.

         2.17     Discretion of Banks as to Manner of Funding. Notwithstanding
                  -------------------------------------------
any provision contained in this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 2.10) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

         2.18     Sharing of Payments. The Banks agree among themselves that,
                  -------------------
in the event that any Bank shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower's Obligations in excess of its Pro Rata Share of all such payments, such Bank shall immediately purchase from the other Banks participations in the Loans or other Borrower's Obligations owed to such other Banks in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Banks which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Banks so purchasing a participation in the Loans or other Borrower's Obligations to the other Banks may exercise all rights of set-off, banker's lien and/or counterclaim as fully as if such Banks were a holder of such Loan or other Borrower's Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Bank receives a secured claim in lieu of a set-off to which this Section 2.18 would apply, such Banks shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.18 to share in the benefits of any recovery of such secured claim.

         2.19     Substitution of Bank. If (a) the obligation of any Bank to
                  --------------------
make LIBOR Loans has been suspended pursuant to Section 2.11 or (b) any Bank has demanded compensation under Sections 2.13 and/or 2.15 (in each case, an "Affected Bank"), Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) (the "Purchasing Bank" or "Purchasing Banks") to purchase the Note and assume the Revolving Credit Commitment of such Affected Bank. The Affected Bank shall be obligated to sell its Note and assign its Revolving Credit Commitment to such Purchasing Bank or Purchasing Banks within fifteen (15) days after receiving notice from Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount of such Note plus unpaid interest accrued thereon up to but excluding the date of sale. In connection with any such sale, and as a condition thereof, Borrower shall pay to the Affected Bank the sum of (a) all fees accrued for its account under this Agreement to but excluding the date of such sale, (b) the amount of any compensation which would be due to the Affected Bank under Section 2.10 if Borrower had prepaid the outstanding LIBOR Loans of the Affected Bank on the date of such sale and (c) any additional compensation accrued for its account under Sections
2.13 and/or 2.15 to but excluding said date. Upon such sale, (a) the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's Revolving Credit Commitment and the Affected Bank shall be released from its obligations under this Agreement to a corresponding extent and (b) the Affected Bank, as assignor, such Purchasing Bank, as assignee, Borrower and the Administrative Agent shall enter into an Assignment and Assumption Agreement in accordance with Section 8.10(c), whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee under this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment in an amount equal to the Revolving Credit Commitment of the Affected Bank. In connection with any assignment pursuant to this Section, Borrower shall pay to the Administrative Agent the administrative fee of $3,500.00 for processing such assignment referred to in Section 8.10(c). Upon the consummation of any sale pursuant to this
Section 2.19, the Affected Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note.

         2.20     Taxes.
                  -----

         (a) Any and all payments by Borrower to or for the account of any Bank or the Administrative Agent under any Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each
                                          ---------
Bank and the Administrative Agent, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Transaction Document to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction of Taxes been made,
(ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall furnish to the Administrative Agent (who shall forward the same to the applicable Bank), at its address referred to in Section 8.05, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made under any of the Transaction Documents or from the execution or delivery of, or otherwise with respect to, any of the Transaction Documents (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes, respectively (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.20), paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor, accompanied by a certificate of such Bank or the Administrative Agent (as the case may be) setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

         (d) The provisions of this Section 2.20 shall survive any expiration or termination of this Agreement and the payment of the Notes and the other Borrower's Obligations.

SECTION 3.  PRECONDITIONS TO LOANS.
----------------------------------

         3.01     Initial Loans. Notwithstanding any provision contained in
                  -------------
this Agreement to the contrary, no Bank shall have any obligation to make the initial Loan(s) under this Agreement unless the Administrative Agent shall have first received:

                  (a) this Agreement and the Notes, each executed by a duly authorized officer of Borrower;

                  (b) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, certified by the Secretary of Borrower;

                  (c) a copy of the Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

                  (d) a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

                  (e) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

                  (f) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri;

                  (g) an opinion of the General Counsel of Borrower in form and substance satisfactory to the Administrative Agent and each Bank;

                  (h) the Notice of Borrowing required by Section 2.02;

                  (i) evidence satisfactory to the Administrative Agent that that certain Loan Agreement dated as of November 30, 2000, by and among Borrower, the banks party thereto and U.S. Bank National Association, as agent for such banks, as amended by that certain First Amendment to Loan Agreement dated as of October 1, 2001 (as so amended, the "Existing Loan Agreement") has been terminated and any existing indebtedness of Borrower thereunder has been paid in full (or will be paid in full with the proceeds of the initial Loan(s) under this Agreement);

                  (j) a letter (which must be in form and substance satisfactory to the Agent and each Bank) executed by Borrower with respect to the payment of certain upfront fees to the Banks; and

                  (k) such other agreements, documents, instruments and certificates as the Administrative Agent or any Bank may reasonably request.

         3.02     All Loans. Notwithstanding any provision contained in this
                  ---------
Agreement to the contrary, no Bank shall have any obligation to make any Loan under this Agreement unless:

                  (a) the Administrative Agent shall have received a Notice of Borrowing for such Loan as required by Section 2.02;

                  (b) both immediately before and immediately after giving effect to such Loan, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                  (c) no material adverse change in the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing; and

                  (d) all of the representations and warranties made by Borrower in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of the date of such Loan (and for purposes of this Section 3.02(d), the representations and warranties made by Borrower in Section 4.04 shall be deemed to refer to the most recent financial statements of Borrower delivered to the Banks pursuant to Section 5.01(a)).

         Each request for a Loan by Borrower under this Agreement shall be deemed to be a representation and warranty by Borrower on the date of such Loan as to the facts specified in clauses (b), (c) and (d) of this Section 3.02.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------

         Borrower hereby represents and warrants to the Administrative Agent and each Bank that:

         4.01     Corporate Existence and Power. Borrower: (a) is duly
                  -----------------------------
incorporated, validly existing and
in good standing under the laws of the State of Missouri; (b) has all requisite corporate powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

         4.02     Corporate Authorization. The execution, delivery and
                  -----------------------
performance by Borrower of this Agreement, the Notes and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate and other action on the part of Borrower.

         4.03     Binding Effect. This Agreement, the Notes and the other
                  --------------
Transaction Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.04     Financial Statements. Borrower has furnished the
                  --------------------
Administrative Agent and each Bank with the following financial statements:
(a) consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal year of Borrower ended September 30, 2001, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) unaudited consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal quarter of Borrower ended June 30, 2002, certified by the chief financial officer of Borrower as being true, correct and complete in all material respects and as being prepared in accordance with GAAP consistently applied. Borrower further represents and warrants to the Administrative Agent and each Bank that (a) said balance sheets and their accompanying notes (if any) fairly present the condition of Borrower and its Subsidiaries as of the dates thereof, (b) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower and its Subsidiaries taken as a whole since June 30, 2002, and (c) neither Borrower nor any of its Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

         4.05     Compliance With Other Instruments; None Burdensome. None of
                  --------------------------------------------------
the execution and delivery by Borrower of the Transaction Documents, the performance by Borrower of its obligations under the Transaction Documents or the borrowing and/or repayment of Loans by Borrower under this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, any of the provisions of the Articles of Incorporation or By-Laws of Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which Borrower or any property or assets of Borrower is bound, or result in the creation or imposition of any security interest, lien or encumbrance on any of the property or assets of Borrower pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body, instrumentality, authority, agency or official, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents and/or (b) the borrowing and/or repayment of Loans by Borrower under this Agreement.

         4.06     Regulation U. Borrower is not engaged principally, or as one
                  ------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately
(a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Administrative Agent or any Bank, Borrower shall furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         4.07     Investment Company Act of 1940; Public Utility Holding
                  ------------------------------------------------------
Company Act of 1935. Borrower is not an "investment company" as that term is
-------------------
defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not (a) a "holding company", or an "affiliate" or a "subsidiary company" of a registered "holding company", as those terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or (b) subject to regulation under PUHCA, other than as a subsidiary of an exempt holding company under PUHCA.

         4.08     No Default. No Default or Event of Default under this
                  ----------
Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower is a party or by which any property or assets of Borrower is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Borrower has and is in full compliance with and in good standing with respect to all governmental permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties and assets as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  COVENANTS.
---------------------

         5.01     Covenants of Borrower. Borrower covenants and agrees that,
                  ---------------------
so long as any Bank has any obligation to make any Loan under this Agreement and/or any of the Borrower's Obligations remain unpaid:

         (a)      Information. Borrower will deliver or cause to be delivered
                  -----------
to the Administrative Agent with sufficient copies for each Bank:

                  (i) within one hundred (100) days after the end of each fiscal year of Borrower: (A) a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants selected by Borrower and reasonably acceptable to the Required Banks; provided, however, that delivery to the Administrative Agent of copies of the Annual Report on Form 10-K of Borrower for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a)(i);

                  (ii) within fifty (50) days after the end of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments and absence of footnote disclosures) as to fairness of presentation, consistency and compliance with GAAP by the chief financial officer of Borrower; provided, however, that delivery to the Administrative Agent of copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
         Section 5.01(a)(ii);

                  (iii) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a)(i) and (ii) above, a certificate of an authorized officer of Borrower in the form attached hereto as Exhibit B and incorporated herein by
                                 ---------
         reference (A) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (B) certifying that all of the representations and warranties made by Borrower in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate and (C) certifying that Borrower is in compliance with the financial covenant contained in Section 5.01(f) of this Agreement; and

                  (iv) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower as the Administrative Agent or any Bank may from time to time reasonably request.

         (b)      Corporate Existence. Borrower will do all things necessary to
                  -------------------
(i) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of property or assets requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

         (c)      Compliance with Laws, Regulations, Etc. Borrower will comply
                  ---------------------------------------
with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its properties or assets or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

         (d)      Further Assurances. Borrower will execute and deliver to the
                  ------------------
Administrative Agent and each Bank, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Administrative Agent or any Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

         (e)      Consolidation or Merger. Borrower will not directly or
                  -----------------------
indirectly merge or consolidate with or into any other Person.

         (f)      Maximum Consolidated Capitalization Ratio. Borrower will at
                  -----------------------------------------
all times have a Consolidated Capitalization Ratio of not more than 70%.

         5.02     Use of Proceeds. Borrower covenants and agrees that (a) the
                  ---------------
proceeds of the Loans will be used solely for the working capital and general corporate purposes of Borrower, (b) no part of the proceeds of any Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 6.  EVENTS OF DEFAULT.
-----------------------------

         If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

         6.01 Borrower shall fail to pay any of the Borrower's Obligations constituting principal due under the Loans as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

         6.02 Borrower shall fail to pay any of the Borrower's Obligations constituting interest, fees or other amounts (other than principal due under the Loans) within five (5) Domestic Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

         6.03 Any representation or warranty made by Borrower in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or written statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

         6.04 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 5.01(e), Section 5.01(f) or Section 5.02;

         6.05 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01, 6.02, 6.03 or 6.04 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Administrative Agent or any Bank or (ii) any officer of Borrower obtaining actual knowledge of such default;

         6.06 This Agreement or any of the other Transaction Documents shall at any time for any reason (other than termination of this Agreement or such other Transaction Documents, as the case may be, in accordance with its terms) cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any further liability or obligation hereunder or thereunder;

         6.07 Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

         6.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or of a substantial part of the property or assets of Borrower or (iii) the winding-up or liquidation of Borrower, and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

         6.09 Borrower shall be declared by any Bank to be in default under or in respect of (i) any other present or future obligation to such Bank, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (ii) any other present or future agreement purporting to convey to such Bank a security interest in, or a lien or encumbrance upon, upon any property or assets of Borrower;

         6.10 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any indebtedness of Borrower for borrowed money (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of $5,000,000.00 which is not cured or waived in writing within any applicable cure or grace period; or

         6.11 Borrower shall have a judgment in an amount in excess of $5,000,000.00 entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower within thirty (30) days after the entry of such judgment;

         THEN, and in each such event (other than an event described in Sections 6.07 or 6.08), the Administrative Agent shall (i) if requested in writing by the Required Banks, declare that the obligations of the Banks to make Loans under this Agreement have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, and (ii) if requested in writing by the Required Banks, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Administrative Agent and the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 6.07 or 6.08, the obligation of the Banks to make Loans under this Agreement under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Administrative Agent and the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 7.  ADMINISTRATIVE AGENT
--------------------------------

         7.01     Appointment. U.S. Bank National Association is hereby
                  -----------
appointed by the Banks as Administrative Agent under this Agreement, the Notes and the other Transaction Documents. The Administrative Agent agrees to act as such upon the express conditions contained in this Agreement.

         7.02     Powers. The Administrative Agent shall have and may exercise
                  ------
such powers hereunder as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The

Administrative Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by this Agreement or any of the other Transaction Documents to be taken by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 6, Section 7.06 and Section 7.14.

         7.03     General Immunity. Neither the Administrative Agent nor any of
                  ----------------
its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it in connection with this Agreement or any of the other Transaction Documents (a) with the consent or at the request of the Required Banks (or of all of the Banks to the extent required by the terms of this Agreement) or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

         7.04     No Responsibility for Loans, Recitals, etc. Neither the
                  ------------------------------------------
Administrative Agent nor any of its directors, officers, employees, agents or advisors shall (a) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto, (b) except as set forth in Sections 2.02 and 2.09, be responsible for any Loans hereunder, (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents, (d) be responsible for the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to the Administrative Agent, (e) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents or (f) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to the Administrative Agent or any Bank pursuant to this Agreement or any of the other Transaction Documents.

         7.05     Right to Indemnity. Notwithstanding any other provision
                  ------------------
contained in this Agreement to the contrary, to the extent Borrower fails to timely reimburse the Administrative Agent pursuant to Section 8.03 or
Section 8.04, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate principal amount of outstanding Loans indemnify the Administrative Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 8.03 and 8.04), the Notes or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Administrative Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Administrative Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         7.06     Action Upon Instructions of Required Banks. The
                  ------------------------------------------
Administrative Agent agrees, upon the written request of the Required Banks (or of all of the Banks, to the extent required by the terms of this Agreement), to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within the Administrative Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (except to the extent any such action requires the consent or approval of all of the Banks pursuant to the terms of this Agreement), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its good faith discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

         7.07     Employment of Agents and Counsel. The Administrative Agent
                  --------------------------------
may execute any of its duties as Administrative Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Administrative Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

         7.08     Reliance on Documents; Counsel. The Administrative Agent
                  ------------------------------
shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Administrative Agent.

         7.09     May Treat Payee as Owner. The Administrative Agent may deem
                  ------------------------
and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

         7.10     Administrative Agent's Reimbursement. Each Bank agrees to
                  ------------------------------------
reimburse the Administrative Agent pro rata in accordance with its Pro Rata Share of the aggregate principal amount of outstanding Loans for (a) any out-of-pocket costs and expenses not timely reimbursed by Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket costs and expenses incurred by the Administrative Agent on behalf of the Banks in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents to the extent not timely reimbursed by Borrower and to the extent not directly resulting from resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

         7.11     Rights as a Bank. With respect to its Revolving Credit
                  ----------------
Commitment, the Loans made by it and the Note issued to it, U.S. Bank National Association shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include U.S. Bank National Association in its individual capacity. U.S. Bank National Association may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with the Borrower and its Subsidiaries and affiliates as if it were not the Administrative Agent.

         7.12     Independent Credit Decision. Each Bank acknowledges that it
                  ---------------------------
has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

         7.13     Resignation of Administrative Agent. Subject to the
                  -----------------------------------
appointment of a successor Administrative Agent, the Administrative Agent may resign as Administrative Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Banks and Borrower. Such resignation shall take effect upon appointment of such successor Administrative Agent. Subject to the consent of Borrower (which consent shall not be unreasonably withheld or delayed), the Required Banks shall have the right to appoint a successor Administrative Agent who shall be a Bank and who shall be entitled to all of the rights of, and vested with the same powers as, the original Administrative Agent under this Agreement and the other Transaction Documents. In the event a successor Administrative Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Administrative Agent, subject to the consent of Borrower (which consent shall not be unreasonably withheld or delayed), the Administrative Agent may appoint its own successor. Resignation by the Administrative Agent shall not affect or impair the rights of the Administrative Agent under Sections 7.05 and 7.10 hereof with respect to all matters preceding such resignation. Any successor Administrative Agent must be a national banking association or a bank chartered in any State of the United States having a combined capital and surplus of at least $100,000,000.00.

         7.14     Delivery of Documents. The Administrative Agent agrees to
                  ---------------------
promptly provide each Bank with copies of (a) this Agreement and the other Transaction Documents (including any amendments thereto), (b) any default notices sent by the Administrative Agent to Borrower with respect to this Agreement or any of the other Transaction Documents, (c) any waivers or consents signed by the Administrative Agent or otherwise sent by the Administrative Agent to Borrower with respect to this Agreement or any of the other Transaction Documents, (d) any notices of default sent by Borrower to the Administrative Agent with respect to this Agreement or any of the other Transaction Documents and (e) any requests for any amendments, waivers or consents sent to the Administrative Agent by Borrower with respect to this Agreement or any of the other Transaction Documents. The Administrative Agent agrees to provide each Bank, within ten (10) Domestic Business Days after written request by such Bank and at such Bank's expense, a copy of such other information, reports, certificates and/or other materials prepared by Borrower or otherwise required by the Transaction Documents and which are in the possession of the Administrative Agent which are reasonably requested by such Bank in writing.

         7.15     Duration of Agency. The agency established by Section 7.01
                  ------------------
hereof shall continue, and Sections 7.01 through and including this Section
7.15 shall remain in full force and effect, until all of the Borrower's Obligations shall have been paid in full and this Agreement and the Banks' Revolving Credit Commitments shall have terminated or expired.

SECTION 8.  GENERAL.
-------------------

         8.01     No Waiver. No failure or delay by the Administrative Agent or
                  ---------
any Bank in exercising any right, remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of the Administrative Agent or any Bank to exercise any statutory or common law right of banker's lien or set-off.

         8.02     Right of Set-Off. Upon the occurrence and during the
                  ----------------
continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but specifically excluding any trust or segregated accounts) at any time held by such Bank and any and all other indebtedness at any time owing by such Bank to or for the credit or account of Borrower against any and all of the Borrower's Obligations irrespective of whether or not such Bank shall have made any demand under this Agreement or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each Bank agrees to promptly notify Borrower after any such set-off and application made by such Bank, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this
Section 8.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

         8.03     Cost and Expenses. Borrower agrees, whether or not any Loan
                  -----------------
is made under this Agreement, to pay or reimburse the Administrative Agent and each Bank upon demand for (a) all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses up to a maximum amount agreed upon in writing by the Administrative Agent and Borrower) incurred by the Administrative Agent in connection with the preparation, documentation, negotiation and/or execution of this Agreement and/or any of the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by the Administrative Agent in connection with this Agreement and/or any of the other Transaction Documents, (c) all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any of the other Transaction Documents or (ii) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents and (d) if an Event of Default occurs, all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Administrative Agent or any Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower further agrees to pay or reimburse the Administrative Agent and each Bank upon demand for any stamp or other similar taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any of the other Transaction Documents. All of the obligations of Borrower under this Section 8.03 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         8.04     General Indemnity. In addition to the payment of expenses
                  -----------------
pursuant to Section 8.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to defend, indemnify, pay and hold the Administrative Agent and each Bank and any holders of the Notes, and the officers, directors, employees, agents and affiliates of the Administrative Agent and each Bank and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, disbursements, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower in connection herewith or therewith, the statements contained in any commitment letters delivered by the Administrative Agent or any Bank, the agreement of the Banks to make the Loans under this Agreement or the use or intended use of the proceeds of any Loan under this Agreement (collectively, the "indemnified liabilities"); provided that (a) Borrower shall have no
                            --------
obligation to an Indemnitee hereunder with respect to indemnified liabilities directly and solely resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order and (b) Borrower shall have no obligation to indemnify the Administrative Agent or any Bank with respect to disputes between the Administrative Agent and any Bank or with respect to disputes among the Banks. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 8.04 shall survive satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         8.05     Notices. Each notice, request, demand, consent, confirmation
                  -------
or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or facsimile number set forth on the signature pages hereof, or at such other address or facsimile number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Domestic Business Day after the day on which sent, if sent by recognized overnight courier or on the fourth (4th) Domestic Business Day after the day on which mailed, if sent by registered or certified mail.

         8.06     Consent to Jurisdiction; Waiver of Jury Trial. BORROWER
                  ---------------------------------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DISTRICT, AS THE ADMINISTRATIVE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS DETERMINED PURSUANT TO
SECTION 8.05. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE ADMINISTRATIVE AGENT AND/OR ANY BANK ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

         8.07     Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         8.08     Amendments and Waivers. Any provision of this Agreement, the
                  ----------------------
Notes or any of the other Transaction Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower, the Required Banks and the Administrative Agent; provided however, that notwithstanding the foregoing, (a) no such amendment shall increase the Revolving Credit Commitment of a Bank unless such amendment is signed by such Bank and (b) no such amendment or waiver shall, unless signed by each Bank, (i) increase the total Revolving Credit Commitments above the sum of $250,000,000.00, (ii) decrease the Revolving Credit Commitment of any Bank (other than ratable decreases of the Revolving Credit Commitments of each Bank effected in accordance with Section
2.01(c)), (iii) extend the term of the Revolving Credit Period (except as set forth in Section 2.01(e)), (iv) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (v) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (vi) waive any Event of Default caused by the failure of Borrower to pay any principal of and/or interest on any Loan or any fees hereunder when due, (vii) change the percentage of the Revolving Credit Commitments or of the aggregate principal amount of Loans which shall be required for the Banks or any of them to take any action or obligations under this Section or any other provision of this Agreement, (viii) change the definition of "Required Banks", (ix) amend Section 2.18 or (x) amend this Section 8.08.

         8.09     References; Headings for Convenience. Unless otherwise
                  ------------------------------------
specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B" and
                                                    --------
"C" refer to annexed Exhibits "A", "B" and "C" which are hereby incorporated
                     --------
herein by reference and all references herein to Schedules 1.01 and 2.02
                                                 --------------     ----
refers to annexed Schedules 1.01 and 2.02 which are hereby incorporated
                  --------------     ----
herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

         8.10     Successors and Assigns. (a) Subject to paragraphs (b), (c),
                  ----------------------
(d) and (e) of this Section 8.10, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Administrative Agent and each Bank.

         (b) Any Bank may at any time grant to one or more banks or other financial institutions (each, a "Participant") participating interests in its Revolving Credit Commitment, any or all of its Loans and/or any or all of its other rights and/or obligations under this Agreement. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations under this Agreement, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the
           --------
applicable Bank will not agree to any amendment, modification or waiver of this Agreement described in clauses (b)(iii), (b)(iv) or (b)(v) of Section
8.08 without the consent of the Participant. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.13, 2.14, 2.15,
2.16 and 2.17 of this Agreement with respect to its participating interest, but Borrower's liability in respect thereof shall not be greater than its liability thereunder to the Bank granting the applicable participation.

         (c) Any Bank may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C
                                                                 ---------
attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of Borrower and the Administrative Agent, which, in each case, shall not be unreasonably withheld or delayed; provided, however, that (i) the minimum amount of any such assignment shall be $5,000,000.00, (ii) in no event may a Bank have a Revolving Credit Commitment of more than $0.00 but less than

$10,000,000.00, (iii) if any Assignee is an affiliate of such transferor Bank or, immediately prior to such assignment, already a Bank, no consent shall be required and (iv) if any Event of Default under this Agreement has occurred and is continuing no consent of Borrower to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and/or the Assignee, as applicable. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500.00.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to secure its obligations to a Federal Reserve Bank. No such assignment shall release the transferor Bank from any of its obligations hereunder.

         (e) Any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to
-------------
make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms of this Agreement, (iii) the SPC shall fund all of the Loans which it makes to the Granting Bank which shall forward such funds to the Administrative Agent,
(iv) the Administrative Agent shall send all payments of principal, interest and other amounts due with respect to Loans made by an SPC which are received by the Administrative Agent to the applicable Granting Bank for the account of such SPC, (iii) no SPC shall be deemed to be a Bank for purposes of this Agreement, have any voting rights under this Agreement (all voting rights shall remain with the Granting Bank) or have any right to any fees payable under this Agreement (all rights to fees shall remain with the Granting Bank). The making of a Loan by an SPC under this Agreement shall utilize the Revolving Credit Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.10, any SPC may (i) with notice to, but without the prior written consent of, Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of each SPC having Loans outstanding on the date of such amendment.

         8.11     NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR
                  ------------------------------------
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE

NOT ENFORCEABLE. TO PROTECT BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

         8.12     Severability. In the event any one or more of the provisions
                  ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         8.13     Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.14     Confidentiality. Any information received by any Bank from
                  ---------------
Borrower (or from the Administrative Agent on Borrower's behalf) and clearly marked as confidential shall be treated as confidential by such Bank in accordance with its customary practices and procedures. Notwithstanding such agreement, nothing herein contained shall limit or impair the right or obligation of any Bank to disclose such information: (a) to its auditors, attorneys, trustees, employees, directors, officers, advisors, affiliates or agents, (b) when and as required by any law, ordinance, subpoena or governmental order, rule or regulation, (c) as may be required, requested or otherwise appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body or any self-regulatory body having or claiming to have jurisdiction over such Bank,
(d) which is publicly available or readily ascertainable from public sources, or which is received by any Bank from a third Person which or which is not known by such Bank to be bound to keep the same confidential, (e) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal or any governmental agency, commission, authority, board or similar entity, (f) in connection with protection of its interests under this Agreement, the Notes or any of the other Transaction Documents, including, without limitation, the enforcement of the terms and conditions of this Agreement, the Notes and the other Transaction Documents, (g) to any entity utilizing such information to rate the creditworthiness of such Bank or to rate or classify the debt or equity securities of such Bank or report to the public concerning the industry of which such Bank is a part or (h) to any actual or prospective Participant or Assignee (it being understood and agreed that prior to disclosure of any confidential information to any actual or prospective Participant or Assignee, such actual or prospective Participant or Assignee shall have agreed in writing to be bound by the terms and provisions of this
Section 8.14). It is agreed and understood that no Bank shall be liable to Borrower or any other Person for failure to comply with the foregoing except in any case involving such Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

         8.15     Subsidiary Reference. As of the date of this Agreement,
                  --------------------
Borrower does not have any Subsidiaries. Any reference in this Agreement to a Subsidiary of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes in accordance with GAAP.

         IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Banks have executed this Loan Agreement as of the 16th day of September, 2002.

                                   LACLEDE GAS COMPANY


                                   By /s/ Ronald L. Krutzman
                                     ------------------------------------------
                                     Ronald L. Krutzman, Treasurer and
                                     Assistant Secretary

                                   Address:

                                   720 Olive Street, Suite 1525
                                   St. Louis, Missouri 63101
                                   Attention: Treasurer
                                   Facsimile No.: (314) 421-1979


                                   U.S. BANK NATIONAL ASSOCIATION


                                   By /s/ J. Eric Hartman
                                     ------------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:

                                   One U.S. Bank Plaza, 12th Floor
                                   St. Louis, Missouri 63101
                                   Attention: Large Corporate Department
                                   Facsimile No.: (314) 418-2203


                                   NATIONAL CITY BANK OF MICHIGAN/ILLINOIS N.A.


                                   By /s/ Tim Fogerty
                                     ------------------------------------------
                                   Title: Senior Vice President
                                         --------------------------------------

                                   Address:

                                   301 S.W. Adams Street
                                   --------------------------------------------
                                   Peoria, IL 61652
                                   --------------------------------------------

                                   Attention:
                                              ---------------------------------
                                   Facsimile No.: (           )
                                                   -----------  ---------------

                                   FIRST NATIONAL BANK OF ST. LOUIS


                                   By /s/ George W. Fitzwater
                                     ------------------------------------------
                                   Title: Senior Vice President & CFO
                                         --------------------------------------

                                   Address:

                                   7707 Forsyth Blvd.
                                   --------------------------------------------
                                   St. Louis, MO 63105
                                   --------------------------------------------

                                   Attention: George W. Fitzwater
                                              ---------------------------------
                                   Facsimile No.: (  314      ) 746-4641
                                                   -----------  ---------------


                                   COMMERCE BANK, NATIONAL ASSOCIATION


                                   By /s/ Robert Sander
                                     ------------------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------------

                                   Address:

                                   8000 Forsyth Blvd.
                                   --------------------------------------------
                                   Clayton, MO 63105
                                   --------------------------------------------

                                   Attention: Bob Sander
                                              ---------------------------------
                                   Facsimile No.: ( 314       ) 746-3783
                                                   -----------  ---------------


                                   LASALLE BANK NATIONAL ASSOCIATION


                                   By /s/ Denis J. Campbell
                                     ------------------------------------------
                                   Title: Senior Vice President
                                         --------------------------------------

                                   Address:

                                   135 South LaSalle St., Ste. 241
                                   --------------------------------------------
                                   Chicago, IL 60603
                                   --------------------------------------------

                                   Attention: Denis Campbell
                                              ---------------------------------
                                   Facsimile No.: ( 312       ) 904-0409
                                                   -----------  ---------------


                                   COMERICA BANK


                                   By /s/ Neran Shaya
                                     ------------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:

                                   500 Woodward Ave. - MC 3269
                                   --------------------------------------------
                                   Detroit, MI 48226
                                   --------------------------------------------

                                   Attention: Neran Shaya
                                              ---------------------------------
                                   Facsimile No.: ( 313       )  222-9516
                                                    -----------  --------------

                                   BANK HAPOALIM B.M.


                                   By /s/ Thomas J. Heppene &
                                          /s/ Cynthia Sadural - Pasia
                                     ------------------------------------------
                                   Title: Vice President & VP - Accounting
                                         --------------------------------------

                                   Address:

                                   225 N. Michigan Ave., Ste. 900
                                   --------------------------------------------
                                   Chicago, IL 60601-7601
                                   --------------------------------------------

                                   Attention: Michael J. Byrne
                                              ---------------------------------
                                   Facsimile No.: ( 312       ) 228-6490
                                                   -----------  ---------------


                                   THE BANK OF NEW YORK


                                   By /s/ Nathan S. Howard
                                     ------------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:

                                   One Wall Street, 19th Floor
                                   --------------------------------------------
                                   New York, NY 10286
                                   --------------------------------------------

                                   Attention: Nathan S. Howard
                                              ---------------------------------
                                   Facsimile No.: ( 212       ) 635-7923
                                                   -----------  ---------------


                                   FIFTH THIRD BANK


                                   By /s/ Shawn D. Hagan
                                     ------------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:

                                   7777 Bonhomme, Ste. 1400
                                   --------------------------------------------
                                   Clayton, MO 63105
                                   --------------------------------------------

                                   Attention: Shawn D. Hagan
                                              ---------------------------------
                                   Facsimile No.: ( 314       ) 854-1323
                                                   -----------  ---------------


                                   FIRST BANK


                                   By /s/ Bruce G. Forster
                                     ------------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:

                                   135 N. Meramec Ave., Ste. 408
                                   --------------------------------------------
                                   Clayton, MO 63105
                                   --------------------------------------------

                                   Attention: Bruce G. Forster
                                              ---------------------------------
                                   Facsimile No.: ( 314       ) 889-1001
                                                   -----------  --------------

                                   KBC BANK N.V.


                                   By /s/ Robert Snauffer & /s/ Stefano Snozzi
                                     -------------------------------------------
                                   Title: 1st Vice President, 1st Vice President
                                         ---------------------------------------

                                   Address:

                                   125 West 55th Street
                                   ---------------------------------------------
                                   New York, NY 10019
                                   ---------------------------------------------

                                   Attention: Loan Administration
                                              ----------------------------------
                                   Facsimile No.: ( 212       ) 956-5581
                                                   -----------  ----------------


                                   UNION PLANTERS BANK, N.A.


                                   By /s/ Anne D. Silvestri
                                     -------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   Address:

                                   8182 Maryland Ave., Ste. 200
                                   ---------------------------------------------
                                   St. Louis, MO 63105
                                   ---------------------------------------------

                                   Attention: Anne D. Silvestri
                                              ----------------------------------
                                   Facsimile No.: ( 314       ) 615-2355
                                                   -----------  ----------------


                                   U.S. BANK NATIONAL ASSOCIATION, as
                                    Administrative Agent


                                   By /s/ J. Eric Hartman
                                     -------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   Address:

                                   One U.S. Bank Plaza, 12th Floor
                                   St. Louis, Missouri 63101
                                   Attention: Large Corporate Department
                                   Facsimile No.: (314) 418-2203

                                           SCHEDULE 1.01
                                           -------------

                          Revolving Credit Commitments and Pro Rata Shares
                          ------------------------------------------------


Bank                                           Revolving Credit Commitment         Pro Rata Share
----                                           ---------------------------         --------------
U.S. Bank National Association                 $37,725,000.00                      17.546511627907%
National City Bank of Michigan/Illinois N.A.   $18,850,000.00                      8.767441860465%
First National Bank of St. Louis               $7,550,000.00                       3.511627906977%
Commerce Bank, National Association            $15,100,000.00                      7.023255813953%
LaSalle Bank National Association              $18,850,000.00                      8.767441860465%
Comerica Bank                                  $18,850,000.00                      8.767441860465%
Bank Hapoalim B.M.                             $26,400,000.00                      12.279069767442%
The Bank of New York                           $18,850,000.00                      8.767441860465%
Fifth Third Bank                               $11,325,000.00                      5.267441860465%
First Bank                                     $11,325,000.00                      5.267441860465%
KBC Bank N.V.                                  $18,850,000.00                      8.767441860465%
Union Planters Bank, N.A.                      $11,325,000.00                      5.267441860465%

TOTAL                                          $215,000,000.00                     100%

                                SCHEDULE 2.02
                                -------------

                           Authorized Individuals
                           ----------------------

                              Douglas H. Yaeger
                           Gerald T. McNeive, Jr.
                             Ronald L. Krutzman

                                  EXHIBIT A
                                  ---------

                            REVOLVING CREDIT NOTE


$                                                       St. Louis, Missouri
 -----------------                                       September 16, 2002

         FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, LACLEDE GAS COMPANY, a Missouri corporation ("Borrower"), hereby promises to pay to the order of
                                       ------------------------------------
("Bank"), the principal sum of
                               ---------------------------------------
         Dollars ($            ), or such lesser sum as may then constitute
--------           ------------

the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to the Loan Agreement. The aggregate principal amount of Loans which Bank shall be committed to have outstanding under this Note at any one time
shall not exceed                               Dollars ($               ),
                 -----------------------------           ---------------
which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of U.S. Bank National Association located at One U.S. Bank Plaza, 12th Floor, St. Louis, Missouri 63101, or such other place as the Administrative Agent may from time to time designate in writing.

         Bank shall record in its books and records the date, amount, type and Interest Period (if any) of each Loan made by it to Borrower and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Loan made to Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of Bank to make any such recordation or any mistake by Bank in connection with any such recordation. The books and records of Bank showing the account between Bank and Borrower shall be conclusive evidence of the items set forth therein in the absence of manifest error.

         This Note is one of the Notes referred to in, and is subject to, that certain Loan Agreement dated as of the date hereof by and among Borrower, the Banks from time to time party thereto and U.S. Bank National Association, as administrative agent for the Banks, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

         Upon the occurrence of any Event of Default under the Loan Agreement, Bank's obligation to make additional Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

         In the event that any payment due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this
Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Bank, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).


                                   LACLEDE GAS COMPANY



                                   By
                                     ------------------------------------------
                                   Title:
                                         --------------------------------------

                                  EXHIBIT B
                                  ---------


                                   [Date]



U.S. Bank National Association,
  as Administrative Agent
One U.S. Bank Plaza
12th Floor
St. Louis, Missouri 63101
Attention: Large Corporate Department

The Banks Party to the Loan Agreement
(as defined below)

Ladies and Gentlemen:

         Reference is hereby made to that certain Loan Agreement dated as of September 16, 2002, by and among Laclede Gas Company, the Banks from time to time party thereto and U.S. Bank National Association, as administrative agent for the Banks, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         Borrower hereby certifies to the Administrative Agent and the Banks that as of the date hereof:

         (a) except as set forth below, all of the representations and warranties made by Borrower in the Loan Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Certificate as if made on and as of the date of this
Certificate:

Exceptions:
           --------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

--------------------------------------------------------------------------;

         (b) except as set forth below, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing:

Exceptions:
           --------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

--------------------------------------------------------------------------;

         (c) the financial statements of Borrower and its Subsidiaries delivered to you with this letter as of and for the fiscal [quarter] [year]
of Borrower ended               , 20  , are true, correct and complete in
                  --------------    --
all material respects and have been prepared in accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnote disclosures); and

         (d)      Borrower had a Consolidated Capitalization Ratio of not more
than 70% at all times during the period commencing            , 20  , and
                                                   -----------    --
ending               , 20  .
       --------------    --

                                    Very truly yours,

                                    LACLEDE GAS COMPANY



                                    By
                                      -----------------------------------------
                                    Title:
                                          -------------------------------------

                                  EXHIBIT C
                                  ---------

                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made
and entered into as of                  , 20  , by and among [ASSIGNOR]
                       -----------------    --
(the "Assignor"), [ASSIGNEE] (the "Assignee"), LACLEDE GAS COMPANY, a Missouri corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent for the Banks (in such capacity, the "Administrative Agent").

                                 WITNESSETH:
                                 -----------

         WHEREAS, this Agreement relates to the Loan Agreement dated as of September 16, 2002, by and among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent, as amended (the "Loan Agreement");

         WHEREAS, as provided under the Loan Agreement, the Assignor has a Revolving Credit Commitment to make Loans to Borrower in an aggregate
principal amount at any one time outstanding not to exceed $        ;
                                                            --------

         WHEREAS, as of the date hereof, the aggregate outstanding principal
amount of all Loans made by the Assignor to Borrower is $                ; and
                                                         ----------------

         WHEREAS, the Assignor proposes to assign to the Assignee a         %
                                                                    --------
interest in all of the rights and obligations of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment and its Loans (the "Assigned Percentage"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined
                    -----------
herein shall have the respective meanings set forth in the Loan Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the
                    ----------
Assignee all of the rights of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment and its Loans to the extent of the Assigned Percentage, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment and its
Loans to the extent of the Assigned Percentage, including the purchase from the Assignor of the corresponding portion of the principal amount of the
Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, Borrower and the Administrative Agent and the payment of the amounts specified in Section
3 below required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Loan Agreement with a Revolving Credit
Commitment in an amount equal to $            and a Pro Rata Share of        %,
                                  -----------                         -------
(ii) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee and (ii) the Assignor shall, as of the date hereof, have a Revolving Credit Commitment in an amount equal to $
                                                                  -----------
and a Pro Rata Share of        %. The assignment provided for herein shall be
                        -------
without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale
                    --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to but excluding the date hereof with respect to the Assigned Percentage are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Administrative Agent.
                     ----------------------------------------------------
This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 8.10(c) of the Loan Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 8.10(c) of the Loan Agreement, the Borrower agrees to execute and deliver new Notes payable to the order of the Assignor and the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no
                    ------------------------
representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower, or the validity and enforceability of the obligations of Borrower in respect of the Loan Agreement, any Note or any other Transaction Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         SECTION 7. Counterparts. This Agreement may be signed in any number
                    ------------
of counterparts (including facsimile counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Assignor, the Assignee, Borrower and the Administrative Agent have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By
                                     ------------------------------------------
                                   Title:
                                         --------------------------------------


                                   [ASSIGNEE]


                                   By
                                     ------------------------------------------
                                   Title:
                                         --------------------------------------

                                   LACLEDE GAS COMPANY


                                   By
                                     ------------------------------------------
                                   Title:
                                         --------------------------------------

                                   U.S. BANK NATIONAL ASSOCIATION, as
                                     Administrative Agent


                                   By
                                     ------------------------------------------
                                   Title:
                                         --------------------------------------